UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Cleveland-Cliffs Inc published a news release on January 11, 2005 as follows:

12 January 2005

CLEVELAND-CLIFFS AND PORTMAN ANNOUNCE AGREED OFFER FOR PORTMAN

Perth, Australia 12 January, 2005 and Cleveland, USA — Cleveland-Cliffs Inc (NYSE:CLF) the largest producer of high-quality iron ore pellets in North America and Portman Limited (ASX: PMM), an Australian listed independent iron ore mining and exploration company, announce that Cleveland-Cliffs (through its wholly owned subsidiary Cleveland-Cliffs Australia Pty Ltd) intends to make an off market cash takeover offer for all of the shares in Portman. Cleveland-Cliffs will also seek to acquire all the Portman unlisted options on issue.

The offer has the unanimous support of the Portman board and, in the absence of a superior offer, the Portman board will be recommending that Portman shareholders accept the offer.

All the Portman directors have indicated that in the absence of a superior offer they intend to accept the offer with respect to their own shareholdings.

THE OFFER FROM CLEVELAND-CLIFFS

The consideration offered to Portman shareholders will be A$3.40 cash per ordinary share valuing Portman at approximately A$605 million (US$465 million at an exchange rate of A$1 = US$0.77). Separate to the share offer, Cleveland-Cliffs plans to enter into individual agreements with each option holder to cancel their options in consideration for the payment of the net of the offer price of $A3.40 per share and the exercise price of the option.

The offer represents:
· a 43.9% premium to the volume weighted average price for the six months to 7 January 2005 (the last trading day before Portman requested a trading halt on 10 January 2005);

· a 25.2% premium to the volume weighted average price for the three months to 7 January;

· a 21.8% premium to the volume weighted average price for the month to 7 January 2005; and

· an 11.5% premium to the closing price of Portman shares on 7 January 2005.

Recent changes to stamp duty legislation in Western Australia have had the consequence that an acquirer of more than 90% of the shares in Portman is likely to have to pay duty of approximately 5.4%. For Cleveland-Cliffs, this will increase the cost of the acquisition by approximately A$28.3 million (some 16 cents per Portman share).

Cleveland-Cliffs’ offer will be subject to 90% acceptance and a number of conditions as outlined in Annexure 3.

Portman has agreed to pay a break fee of 1% of the bid consideration if the board of Portman withdraws its recommendation of the bid in the absence of a superior competing offer or if a competing offeror acquires control of Portman (a more detailed explanation of the break fee arrangements is included in Annexure 3).

Commenting today, Mr John Brinzo, Chairman and Chief Executive Officer of Cleveland-Cliffs said:

"For Cleveland-Cliffs shareholders this transaction presents us with an opportunity to achieve one of our key strategic objectives of acquiring an established business in Australia from which to develop our global business, particularly into Asia."

"The offer represents Cleveland-Cliffs’ optimistic view of the value of Portman’s shares."

"For Portman shareholders, our offer provides an opportunity to realise the value of their Portman shareholdings at a time when the price fully reflects the recent surge in iron ore prices to a 10 year cyclical high."

Under the proposal, Portman shareholders would not bear any brokerage charges or stamp duty if they accept into the offer.

PORTMAN BOARD RECOMMENDATION

Commenting on the offer, Portman’s Chairman, George Jones, said that the Portman board believes that Cleveland-Cliffs’ offer is attractive and should be acceptable to Portman shareholders in the absence of a superior offer.

"The iron ore market is enjoying a buoyant period with producers and equity analysts optimistic that a material price increase will flow from the current round of iron ore price negotiations," Mr Jones said.

Given the potentially attractive short term pricing outcomes that may emerge from the current round of iron ore price negotiations, the Portman board, in determining whether the offer reflects fair value for Portman shareholders, gave consideration to a range of possible price outcomes both in the short term and in the longer term. In addition, in forming a view on fair value, the Portman board also took into account exchange rates, operational risks and opportunities that Portman faces, the exploration potential of its assets and the prospectivity of other growth options Portman would have as an independent company.

"While our analysis involved an assessment of the future based on uncertain outcomes, the Portman board concluded unanimously that, within a range of reasonable assumptions, the offer was fair," Mr Jones said.

The Portman board also considered the adequacy of the control premium that Cleveland-Cliffs is offering. At the offer price, many Portman shareholders will have enjoyed substantial capital gains of almost 150% during the last year.

This recent significant uplift in value combined with a number of other relevant factors led the board to conclude that the premium was acceptable. Those factors included the fact that:

1. Cleveland-Cliffs will not be able to unlock material synergies, the value of which might otherwise have been shared with Portman shareholders;

2. the premium to market was appropriate given that the offer fairly values Portman shares; and

3. in addition to normal transaction costs (eg. financing and advisory fees) the total acquisition cost for Cleveland-Cliffs will increase by approximately 5.4% (some 16 cents per share) because of stamp duty which is not payable in any other Australian state apart from Western Australia.

"For all of these reasons, we welcome the offer from Cleveland-Cliffs and intend to recommend that our shareholders accept it in the absence of a superior offer," Mr Jones said.

"We have commenced work on the preparation of our Target’s Statement which we will be despatching to our shareholders as soon as possible. Shareholders should wait until they receive the Bidder’s and Target’s Statements before they take any action in relation to their Portman shares."

Cleveland-Cliffs and Portman intend to jointly despatch the Bidder’s and Target’s Statements within the next 14 days.

Cleveland-Cliffs will duly notify the Foreign Investment Review Board (FIRB) in Australia of its proposal to acquire Portman Limited.

Cleveland-Cliffs is being advised by Wilson HTM Corporate Finance Limited in Australia and Hill Street Capital LLC in North America.

Portman is being advised by Gresham Advisory Partners Limited.

INDICATIVE TIMETABLE

· Late January – Early February Lodgement and despatch of Bidder’s and Target’s Statement to Portman shareholders and opening of Cleveland-Cliffs offer
· Late February Possible first closing date for Cleveland-Cliffs offer

For further information please call:

CLEVELAND-CLIFFS

Media - Australia
Kate Kerrison
Kate Kerrison + Company
(0413) 946 704
kate@katekerrison.com.au

Financial Community – Australia
Wayne Seabrook
Wilson HTM
(02) 8247 6600
wayne.seabrook@wilsonhtm.com.au

Media – United States
Dana Byrne
Cleveland-Cliffs
Vice President – Public Affairs
+1 (216) 694 4870

Financial Community – United States
Don Gallagher
Chief Financial Officer
Cleveland-Cliffs
+1 (216) 694.5459

PORTMAN Media
Barry Eldridge or George Jones
Portman
(08) 9426 3333

Jan Hope and Nicholas Read
Jan Hope and Partners
(08) 9388 1474
jan@janhope.com.au

www.cleveland-cliffs.com
www.Portman.com,au

References in this news release to "Cleveland-Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbour protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will be accepted or that a superior offer will not emerge or any transaction completed. Actual results may differ materially from statements for a variety of factors, such as changes in demand and/or prices for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand and/or pricing, due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron (affecting estimated pellet sales, mine operations, or projected liquidity requirements); changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability of planned capacity expansions to achieve expected additional production; increases in the cost or length of time required to complete the expansions; failure to receive required environmental permits for or otherwise implement planned capital expansions; problems with productivity, labour disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, and employee benefit costs; the success of the Company in identifying and realizing growth opportunities; the Company’s ability to continue to pay quarterly cash dividends in such amounts as the Directors may determine in light of other uses for such funds; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2003, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

ANNEXURE 1: BACKGROUND ON CLEVELAND-CLIFFS INC

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, U.S.A., is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

Today, Cleveland-Cliffs' six North American pellet plants account for 45 percent of North American capacity and production for its own account amounts to 28 percent of North American capacity.

Cleveland-Cliffs has cash totalling approximately US$400 million (approximately A$500 million) and no debt. In addition, the Company has a commitment for a US$100 million revolving credit facility (all of which is undrawn) to supplement the all-cash acquisition.

ANNEXURE 2: BACKGROUND ON PORTMAN MINING LIMITED

Portman Limited, an independent iron ore mining and exploration company, is Australia’s third largest producer of iron ore. The company services the Asian iron ore markets with direct-shipping fines and lump ore from its 100%-owned Koolyanobbing Iron Ore Project, and its 50% joint-venture interest in the Cockatoo Island Iron Ore Project, both located in Western Australia. Portman’s current annualized production is approximately six million tons per year and it currently has an A$55 million project underway that is expected to increase production to eight million tons per year by 2006. The expanded level of production is fully committed to steel companies in China and Japan for the next several years.

Portman’s reserves currently total 94.6 million tonnes, with the Koolyanobbing Project slated to produce for the next 13 years. Additionally, Portman has an active exploration program underway to increase reserves. Portman’s revenues for the year ended December 31, 2004, are estimated to be approximately A$200 million, or approximately US$156 million.

ANNEXURE 3: OFFER CONDITIONS AND BREAK FEE

Cleveland-Cliffs’ offer will be subject to a number of conditions summaries of which are set out below:

· minimum acceptance of 90%;

· Foreign Investment Review Board approval;

· between 12 January 2005 (the Announcement Date) and the end of the Offer Period no orders (or applications for orders) being made which restrain or prohibit or materially adversely impact on the Offer, the completion of any transaction contemplated by the Offer or the rights of Cleveland-Cliffs in respect of Portman Shares to be acquired under the Offer, or which require the divestiture of shares or assets;

· between the Announcement Date and the end of the Offer Period no specified event occurring that has or is reasonably likely to have a material adverse effect on the circumstances of Portman or any of its subsidiaries;

· no profit warnings made by Portman between the Announcement Date and the end of the Offer Period;

· no material acquisitions, disposals or expenditure by Portman or any of its subsidiaries between the Announcement Date and the end of the Offer Period;

· no persons exercising rights under agreements or instruments with Portman as a result of the acquisition of shares in Portman by Cleveland-Cliffs after the Announcement Date and before the end of the Offer Period;

· no decline in the S&P ASX 200 Index below 3,500 on any trading day between the Announcement Date and the end of the Offer Period;

· no "prescribed occurrences" (being occurrences listed in section 652C of the Corporations Act) occurring in relation to Portman between the Announcement Date and the end of the Offer Period; and

· agreements to cancel 75% of all of Portman Options being entered into.

Portman has agreed to pay a break fee to Cleveland-Cliffs of A$6 million (being 1% of the offer consideration) in the event that:

(a) it fails to recommend the Offer in its target statement; or
(b) it adversely changes its recommendation; or
(c) a competing offeror becomes entitled to control of Portman or its board of directors.

Portman is not liable to pay the break fee if it adversely changes its recommendation in circumstances where:

(a) there is a breach of a condition of the Offer other than as a result of Portman’s conduct and Cleveland-Cliffs does not waive its right to rely on the breach within 7 business days; or

(b) a superior competing offer is made in respect of Portman’s shares but the maker of the offer does not acquire control of Portman.

Portman has also agreed with Cleveland Cliffs that during the period from 11 January 2005 until the end of the Offer Period under the takeover bid Portman will not solicit competing offers for Portman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

January 11, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary